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                                                                   EXHIBIT 8(AA)

                             PARTICIPATION AGREEMENT
                                      AMONG
                      MERRILL LYNCH LIFE INSURANCE COMPANY,
                           EATON VANCE VARIABLE TRUST,
                                       AND
                         EATON VANCE DISTRIBUTORS, INC.

      THIS AGREEMENT, dated as of the 1st day of March, 2005, by and among Merrill Lynch Life Insurance Company (the "Company"), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), Eaton Vance Variable Trust (the "Trust"), a Massachusetts business trust, and Eaton Vance Distributors, Inc. (the "Underwriter"), a Massachusetts company.

      WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Trust and Underwriter ("Participating Insurance Companies");

      WHEREAS, the shares of beneficial interest of the Trust are divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets;

      WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Section s 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

      WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and shares of the Funds are registered under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, Eaton Vance Management (the "Adviser"), a Massachusetts business trust, which serves as investment adviser to the Trust, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;


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      WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

      WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto as it may be amended from time to time by mutual written agreement, to set aside and invest assets attributable to the aforesaid Contracts;

      WHEREAS, the Underwriter, which serves as distributor to the Trust, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Funds") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Underwriter agree as follows:

ARTICLE I. Sale of Trust Shares

      1.1. The Trust has granted to the Underwriter exclusive authority to distribute the Trust's shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account shares of those Designated Funds selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Funds listed on Schedule A to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing,
(i) Trust series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Trust (the "Board") may suspend or terminate the offering of Trust shares of any Designated Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Fund.

      1.2. The Trust shall redeem, at the Company's request, any full or fractional Designated Fund shares held by the Company on behalf of the Account, such redemptions to be


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effected at net asset value in accordance with Section 1.3 of this Agreement.
Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract owners except in the circumstances permitted in Section
10.3 of this Agreement, and (ii) the Trust may delay redemption of Trust shares of any Designated Fund to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

      1.3. Purchase and Redemption Procedures

            (a) The Parties agree to communicate, process and settle purchase and redemption transactions for Designated Fund shares via the Trust/SERV and Networking systems of the National Securities Clearing Corporation ("NSCC"). The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Designated Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Trust prior to the time that the Trust ordinarily calculates its net asset value as described from time to time in the Trust Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Trust on that same Business Day, provided that such request is transmitted to the Trust via the NSCC by the latest time trades are accepted by Trust/SERV. "Trust/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration. "Networking" shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically.

            (b) The Company shall pay for shares of each Designated Fund by the scheduled close of federal funds transmissions on the same Business Day that it notifies the Trust of a purchase request for such shares. Payment for Designated Fund shares shall be in federal funds transmitted by wire from the Settling Bank (on behalf of the Company) to NSCC (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Funds effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. "Settling Bank" shall mean the entity appointed to perform such settlement services on behalf of the Trust.

            (c) Payment for Designated Fund shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company on the next Business Day after the Trust is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Funds in accordance with Section 1.3(b) of this Agreement), except that the Trust reserves the right to


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redeem Designated Fund shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Trust as described in the then current prospectus. The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

            (d) Any purchase or redemption request for Designated Fund shares held or to be held in the Company's general account shall be effected at the closing net asset value per share next determined after the Trust's receipt of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal funds prior to close of business for determination of such value, as defined from time to time in the Trust Prospectus.

      1.4. The Trust shall use its best efforts to make the closing net asset value per share for each Designated Fund available to the Company by 6:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the closing net asset value per share for such Designated Fund is calculated, and shall calculate such closing net asset value in accordance with the Trust's Prospectus. In the event the Trust is unable to make the 6:00 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Trust takes to make the closing net asset value available to the Company. Neither the Trust, any Designated Fund, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Trust or the Underwriter. Any material error in the calculation or reporting of the closing net asset value per share shall be reported immediately upon discovery to the Company. In such event the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct closing net asset value per share and the Trust shall bear the cost of correcting such errors. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.

      1.5. The Trust shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Fund shares. The form of payment of dividends and capital gains distributions will be determined in accordance with the Company's operational procedures in effect at the time of the payment of such dividend or distribution. At this time the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Fund shares in the form of additional shares of that Designated Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. The Trust shall notify the Company promptly of the number of Designated Fund shares so issued as payment of such dividends and distributions.


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      1.6. Issuance and transfer of Trust shares shall be by book entry only.
Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

      1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust's shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies. A funding vehicle other than those listed on Schedule A to this Agreement may be made available for the investment of the cash value of the Contracts, provided, however, that the Company gives the Trust and the Underwriter 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts.

            (b) The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

            (c) The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Trust or change the Trust's distributor or investment adviser.

            (d) The Company shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board of Trustees of the Trust.

      1.8. The Underwriter and the Trust shall sell Trust shares only to Participating Insurance Companies and their separate accounts and to persons or plans or other persons identified under the Mixed and Shared Funding Exemptive Order as permitted investors in the Trust ("Qualified Persons") that communicate to the Underwriter and the Trust that they qualify to purchase shares of the Trust under Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Trust as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Underwriter and the Trust shall not sell Trust shares to any insurance company or separate account unless an agreement complying with Article VI of this Agreement is in effect to govern such sales, to the extent required. The Company hereby represents and warrants that it and the Account are Qualified Persons. The Trust reserves the right to cease offering shares of any Designated Fund in the discretion of the Trust.

ARTICLE II. Representations and Warranties

      2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in


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transactions that are properly exempt from registration under the 1933 Act. The
Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it
(a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

      2.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance and sold in compliance with applicable state and federal securities laws, and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

      2.3. The Trust may make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. Prior to financing distribution expenses pursuant to Rule 12b-1, the Trust will have the Board, a majority of whom are not interested persons of the Trust, formulate and approve a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

      2.4. The Trust and Distributor represent that the Trust's investment policies, fees, and expenses are and shall at all times remain in compliance with applicable state securities laws, if any, and the Trust and Distributor represent that their respective operations are and shall at all times remain in material compliance with applicable state securities laws of the State of Arkansas to the extent required to perform this Agreement. The Trust and Distributor also represent that the Trust will comply with any additional state insurance law restrictions, as provided in writing by the Company to the Trust, including the furnishing of information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

      2.5. The Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.


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      2.6. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with any applicable state and federal securities laws.

      2.7. The Trust and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.8. The Trust represents and warrants that the investments of each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code and the rules and regulations thereunder.

      2.9 The Company and the Trust each represents and warrants that it: (a) has access to the facilities of the NSCC, (b) has met and will continue to meet all of the requirements to participate in Trust/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Designated Fund share transactions.

ARTICLE III. Prospectuses and Proxy Statements; Voting

      3.1. The Underwriter shall provide the Company with as many copies of the Trust's current prospectus describing only the Designated Funds listed on Schedule A as the Company may reasonably request. The Trust or the Underwriter shall bear the expense of printing copies of the current prospectus and profiles for the Trusts that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Trust's prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the new prospectus on diskette at the Trust's or the Underwriter's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document (such printing for existing Contract owners to be at the Trust's or Underwriter's expense).

      3.2. The Trust's prospectus shall state that the current Statement of Additional Information ("SAI") for the Trust is available, and the Underwriter (or the Trust), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.


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      3.3. The Trust shall provide the Company with information regarding the
Trust's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

      3.4. The Trust, at its or the Underwriter's expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

      3.5. The Company shall:

            (i)   solicit voting instructions from Contract owners;

            (ii) vote the Trust shares in accordance with instructions received from Contract owners; and

            (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company will vote Trust shares held in any segregated asset account in the same proportion as Trust shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

      3.6. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Fund calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Trust may adopt and provide in writing.

ARTICLE IV.  Sales Material and Information

      4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Designated Fund thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Trust or its designee. The Trust or its designee will be deemed to have approved such sales literature or promotional material unless the Trust or its designee objects or provides comment to the Company within ten Business Days after receipt of such material. The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Designated Fund thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Trust or its designee so object.


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      4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Trust shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the permission of the Trust or the Underwriter or the designee of either.

      4.3. The Trust and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comment to the Trust, the Underwriter, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

      4.4. The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. The Trust will provide to the Company at least one complete copy of all registration statements, profiles, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

      4.6. The Company will provide to the Trust or Underwriter at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Trust and the Underwriter any complaints received from the Contract owners pertaining to the Trust or the Designated Fund.


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      4.7. The Trust will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Fund, and of any material change in the Trust's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Trust will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

         4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Trust.

ARTICLE V. Fees and Expenses

      5.1. The Trust and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Trust or Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. Currently, no such payments are contemplated.

      5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law and all taxes on the issuance or transfer of the Trust's shares.


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      5.3. The Company shall bear the expenses of distributing the Trust's prospectus to owners of Contracts issued by the Company and of distributing the Trust's proxy materials and reports to such Contract owners.

ARTICLE VI. Diversification and Qualification

      6.1. The Trust will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Fund has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Trust, it will (a) take all reasonable steps to notify the Company of such breach and (b) immediately take all necessary steps to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

      6.2. The Trust represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Trust acknowledges that compliance with Subchapter M is an essential element of compliance with Section 817(h).

      6.3. The Trust shall provide the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements on a quarterly basis.

      6.4. Subject to Sections 6.1 and 6.2, the Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in
Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.


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ARTICLE VII. Potential Conflicts

      7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

      7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

      7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the Account's investment in the Trust and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

      7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

      7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

      7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Section s are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b)
Sections [3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5] of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

      8.1. Indemnification By the Company

            8.1(a). The Company agrees to indemnify and hold harmless the Trust and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Trust or Underwriter within the meaning of
Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Trust shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

            (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 6.4 of this Agreement); or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1
(c) hereof.

            8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

            8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

      8.2. Indemnification by the Underwriter

            8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or the Trust by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

            (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust or the Underwriter; or

            (iv) arise as a result of any failure by the Trust or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Trust, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 6.1 and 6.2 of this Agreement); or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Underwriter; or

            vi) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

            8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

            8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            The Indemnified Party agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

      8.3. Indemnification By the Trust

            8.3(a). The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:

            (i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 6.1 and 6.2 of this Agreement); or

            (ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

            (iii) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate.

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

            8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or the Account, whichever is applicable.

            8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.3(d). The Company and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX. Applicable Law

      9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X. Termination

      10.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party, for any reason with respect to some or all Designated Funds, by three (3) months advance written notice delivered to the other parties; or

            (b) termination by the Company by written notice to the Trust and the Underwriter based upon the Company's determination that shares of the Trust are not reasonably available to meet the requirements of the Contracts; or

            (c) termination by the Company by written notice to the Trust and the Underwriter in the event any of the Designated Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Trust or the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust's shares; provided, however, that the Trust or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (e) termination by the Company in the event that formal administrative proceedings are instituted against the Trust or the Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or the Underwriter to perform its obligations under this Agreement; or

            (f) termination by the Company by written notice to the Trust and the Underwriter with respect to any Designated Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Sections 6.1 and 6.2 hereof, or if the Company reasonably believes that such Fund may fail to so qualify or comply; or

            (g) termination by the Trust or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 6.4 hereof; or

            (h) termination by either the Trust or the Underwriter by written notice to the Company, if either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (i) termination by the Company by written notice to the Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (j) termination by the Trust or the Underwriter by written notice to the Company, if the Company gives the Trust and the Underwriter the written notice specified in Section 1.7(a) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.l(j) shall be effective forty-five days after the notice specified in Section 1.7(a) was given; or

            (k) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Fund of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Trust and Underwriter of the date of substitution; or

            (l) termination by any party in the event that the Trust's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII; or

            (m) termination by any party upon another party's failure to cure a material breach of any provision of this Agreement within 45 days after written notice thereof.

      10.2. Notwithstanding any termination of this Agreement, the Trust and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Funds. The Underwriter agrees to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under
Section 10.1 (g) of this Agreement.

      10.3. The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Trust and Underwriter, as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Funds is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Trust and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally

Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 45 days notice of its intention to do so.

      10.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

      If to the Trust:

                             c/o Eaton Vance Distributors, Inc.
                             255 State Street
                             Boston, MA 02109
                             Attention: Chief Legal Officer

      If to the Company:

                             Merrill Lynch Life Insurance Company
                             1300 Merrill Lynch Dr., 2nd Floor
                             Pennington, NJ  08534
                             Attention:  Edward W. Diffin, Jr., Esq.

      If to the Underwriter:

                             Eaton Vance Distributors, Inc.
                             255 State Street
                             Boston, MA 02109
                             Attention: Chief Legal Officer

ARTICLE XII.  Miscellaneous

      12.1. All persons dealing with the Trust must look solely to the property of the Trust, and in the case of a series company, the respective Designated Funds listed on Schedule A hereto as though each such Designated Fund had separately contracted with the Company and the

Underwriter for the enforcement of any claims against the Trust. The parties agree that neither the Board, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust.

      12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

      12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations. The Company agrees to pay the reasonable costs and expenses incurred by the Trust or the Underwriter in connection with responding to such a request from the Arkansas Insurance Commissioner.

      12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

MERRILL LYNCH LIFE INSURANCE COMPANY:

                                       By its authorized officer


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                              ----------------------------------

EATON VANCE VARIABLE TRUST

                                       By its authorized officer


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                              ----------------------------------

EATON VANCE DISTRIBUTORS, INC.
                                       By its authorized officer


                                       By:
                                              ----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                              ----------------------------------

                                   SCHEDULE A

CONTRACT DESCRIPTION AND FORM NUMBER
Merrill Lynch Investor Choice Annuity-Investor Series
Form ML-VA-010

SEPARATE ACCOUNT
Merrill Lynch Life Variable Annuity Separate Account A - Established 8/6/91

DESIGNATED FUNDS
Eaton Vance VT Floating-Rate Income Fund


As of March 1, 2005